UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2025

PTC Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 370-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On March 9, 2025, Trac Pham was appointed to the Board of Directors of PTC Inc., effective as of March 17, 2025. Mr. Pham has also been appointed to serve as a member of the Audit Committee of the Board of Directors.

Mr. Pham served the Co-Chief Executive Officer of Sprinklr, Inc., an enterprise software company that provides unified customer experience software on an AI-powered platform, from June 2024 to November 2024, and as Interim Chief Operating Officer of Sprinklr from January 2024 to June 2024. Mr. Pham previously served as Chief Financial Officer at Synopsys, Inc. from December 2014 to December 2022 and was responsible for finance, strategy and corporate business development, and information technology. Before that, he served as Vice President of Corporate Finance and Vice President of Financial Planning and Strategy at Synopsys. Mr. Pham served as a member of the Board of Directors of Sprinklr from June 2023 to November 2024. Mr. Pham holds a B.A. in Economics from the University of California, Berkeley and a Master of Pacific International Affairs from the School of Global Policy & Strategy at University of California, San Diego. Mr. Pham is 56 years old.

Mr. Pham’s compensation for service as a director will be commensurate with that for our outside directors, other than our Board Chair, for the current Board service year, as prorated for the year. He will be paid an annual cash retainer of $60,000, as pro-rated for the current year, and will be granted an annual equity retainer of RSUs valued at approximately $250,000 on the grant date, as prorated for the year, which RSUs will vest on the earlier of the 2026 Annual Meeting of Shareholders and March 15, 2026. He will also receive a one-time initial new director grant of RSUs valued at $375,000 on the grant date, which RSUs will vest in two substantially equal installments on March 15, 2026 and 2027. For his service on the Audit Committee, Mr. Pham will receive compensation commensurate with that for other Audit Committee members, other than the Committee Chair, for the current service year. He will be paid a cash retainer of $15,000, which will be prorated for the year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PTC Inc.

Date:	March 13, 2025	By:	/s/Catherine Gorecki
Catherine Gorecki Senior Vice President, Corporate & Securities Counsel, Assistant Secretary